Exhibit 3.83

Entity #: 1012518
Date Filed: 08/29/2008
Pedro A. Cortés
Secretary of the Commonwealth

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SUNGARD SYSTEMS INTERNATIONAL INC.

UNDER SECTION 1911 & 1915 OF THE

PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988, AS AMENDED

In Compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend and restate its articles, hereby states that:

1.	The name of the corporation is SunGard Systems International Inc.

2.	The address of this corporation’s current registered office in this Commonwealth is:

680 E. Swedesford Road, Wayne, PA 19087                        Chester County

3.	The statute by or under which it is incorporated under: Pennsylvania Business Corporation Law, Act of May 5, 1933 (P.L. 364), as amended

4.	The date of filing of its original Articles of Incorporation with the Secretary of State was December 24, 1987.

5.	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

6.	The amendment was adopted by the sole shareholder pursuant 15 Pa.C.S. §1914(a) and (b).

7.	The amendment adopted by the corporation, set forth in full is as follows:

See Exhibit “A” attached hereto

8.	The Amended and Restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 25th day of Aug., 2008.

SUNGARD SYSTEMS INTERNATIONAL INC.

By:	/s/ Michael J. Ruane
Michael J. Ruane, Vice President

EXHIBIT “A”

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SUNGARD SYSTEMS INTERNATIONAL INC.

1.	The name of the corporation is: SunGard Systems International Inc.

2.	The address of this corporation’s current registered office in this Commonwealth is:

Attn: General Counsel, 680 E. Swedesford Road, Wayne, PA 19087 Chester County

3.	The corporation is incorporated under the Pennsylvania Business Corporation Law, Act of May 5, 1933 (P.L. 364), as amended.

4.	The aggregate number of shares which the corporation is authorized to issue is 1,000 shares of common stock, par value $1.00.